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                                                                     EXHIBIT 1.1



(TRANSLATION)


                            ARTICLES OF INCORPORATION
                            -------------------------

                                                    Executed on December 3, 1992
                                                    -  Amended on June 27, 2001


                          CHAPTER I. GENERAL PROVISIONS


Article 1.     (Corporate Name)
----------

     The Company shall be called "Kabushiki Kaisha Internet Initiative," which shall be expressed in English as "Internet Initiative Japan Inc."


Article 2.     (Objects)
----------

     The objects of the Company shall be to engage in the following categories of business:

     (1) Provision of a value-added information network for consideration under the Telecommunications Business Law;

     (2)  Business of construction for telecommunications;

     (3)  Undertaking of maintenance services for telecommunications facilities;

     (4) Manufacture, maintenance, sale, purchase, lease, and export and import of telecommunications' machinery and equipment, and systems and software concerning telecommunications;

     (5)  Undertaking of research and study concerning the
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          telecommunications market and telecommunications technology;

     (6) Planning and designing of, and introduction and guidance concerning control and operation of telecommunications systems;

     (7) The holding of lecture meetings, symposiums and seminars, etc. concerning telecommunications and information processing;

     (8)  The sale and purchase of telephone subscriber's rights; and

     (9)  Any and all businesses related or incidental to the foregoing.


Article 3.     (Location of Head Office)
-----------

     The Company shall have its head office in Chiyoda-ku, Tokyo.


Article 4.     (Method of Public Notice)
----------

     Public notices of the Company shall be given in the Nihon Keizai Shinbun.


                               CHAPTER II. SHARES


Article 5.     (Total Number of Shares Authorized to be Issued)
----------

     The total number of shares authorized to be issued by the

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Company shall be seventy five thousand five hundred and twenty (75,520) shares.


Article 6.     (Value of Each Par Value Share)
----------

     The par value of each par value share to be issued by the Company shall be fifty thousand (50,000) yen.


Article 7.     (Rights of Holders of Fractional Shares)
----------

1. The holders of fractional shares in the Company shall be entitled to dividends and interim dividends.

2. In addition to the entitlement referred to in the preceding paragraph, the holders of fractional shares shall also be entitled, subject to resolution of the Board of Directors, to subscribe for new shares, convertible bonds and bonds with warrants to subscribe for new shares when the same is offered to shareholders.


Article 8.     (Special Exception Concerning the Rights to Subscribe for New
----------     Shares)

     The Company may grant to its directors or employees the rights to subscribe for new shares under the provision of Article 280-19, Clause 1 of the Commercial Code of Japan.


Article 9.     (Kinds of Share Certificates)
----------

     All the shares to be issued by the Company shall be of five denominations: share certificate(s) representing one (1) share,

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five (5) shares, ten (10) shares, fifty (50) shares and one hundred (100)
shares.


Article 10.    (Handling of Shares and Fractional Shares)
-----------

     In addition to the provisions of these Articles of Incorporation, matters concerning the handling of shares and fractional shares of the Company shall be governed by the Share Handling Regulations to be prescribed by the Board of Directors.


Article 11.    (Notification by Non-Resident Shareholders, etc.)
-----------

1. A shareholder, a registered pledgee, a holder of fractional shares recorded in the original register of fractional shares or its legal representative who does not have address or residence in Japan shall determine a temporary address in Japan or appoint its standing proxy having its address or residence in Japan and shall notify the transfer agent of the Company of such matters.

2. The preceding paragraph shall also apply to any change in the matters notified under the same paragraph.


Article 12.    (Transfer Agent)
-----------

1. The Company shall appoint a transfer agent for the handling of its shares and fractional shares.

2. The transfer agent and its place of business shall be designated by a resolution of the Board of Directors.

3.   The register of shareholders and the original register of

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fractional shares of the Company shall be kept by the transfer agent at its place of business, and matters concerning registration of transfer of shares, registration of pledges, indication of trust property, delivery of share certificates, acceptance of reports by shareholders, recording into the original register of fractional shares and other matters concerning shares and fractional shares shall be handled by the transfer agent, and the Company shall not handle any such matters.


Article 13.    (Record Date)
-----------

1. The shareholders entitled to exercise voting rights at the ordinary general meeting of shareholders of the Company relevant to each fiscal year shall be those shareholders with voting rights who are recorded in the last register of shareholders as of March 31 of the fiscal year.

2. In addition to the preceding paragraph, whenever necessary, the Company may provisionally fix a record date after giving a public notice according to a resolution of the Board of Directors and may deem the shareholders or pledgees who are recorded in the last register of shareholders as of the record date, or holders of fractional shares who are recorded in the last original register of fractional shares as of the record date or who deposited their fractional share certificates with the Company as of such date, as the shareholders, registered pledgees or holders of fractional shares entitled to exercise

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the relevant rights.


                  CHAPTER III. GENERAL MEETING OF SHAREHOLDERS


Article 14.    (Convocation)
-----------

     An ordinary general meeting of shareholders of the Company shall be held within three (3) months from the day immediately following the settlement of accounts of each fiscal year and an extraordinary general meeting of shareholders may be held from time to time whenever necessary.


Article 15.    (Chairman)
-----------

     The President shall chair a general meeting of shareholders. Should the President be unable to so act, another director shall act in his/her place in the order predetermined by the Board of Directors.


Article 16.    (Voting by Proxy)
-----------

1. A shareholder may exercise his/her voting right through another shareholder having voting rights acting as a proxy in a general meeting of shareholders.

2. In the case of the preceding paragraph, such proxy shall submit to the Company an instrument evidencing his/her power as proxy for each general meeting of shareholders.

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Article 17.    (Method of Resolution)
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     Unless otherwise provided for by law or these Articles of Incorporation, resolutions of a general meeting of shareholders shall be adopted by a majority vote of shareholders present at the meeting.


Article 18.    (Minutes)
-----------

     The summary of proceedings at a general meeting of shareholders and the results thereof shall be recorded in the minutes of the meeting, which shall bear the signatures, or printed names and seal impressions of the chairman of the meeting and the directors who were present at the meeting.


                CHAPTER IV. DIRECTORS AND THE BOARD OF DIRECTORS


Article 19.    (Number of Directors)
-----------

     The number of directors of the Company shall be between three (3) and seven
(7).


Article 20.    (Election of Directors)
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     The directors shall be elected by a majority vote of shareholders present at a general meeting of shareholders where shareholders representing one third (1/3) or more of the total number of issued shares with voting rights are present; provided that cumulative voting shall not be adopted for such election.


Article 21.    (Term of Office of Directors)
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     The term of office of directors shall expire at the close

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of the ordinary general meeting of shareholders held in relation to the last settlement of accounts within two (2) years following their assumption of office.


Article 22.    (Convocation of Meetings of the Board of Directors)
-----------

1. Unless otherwise provided for by law, a meeting of the Board of Directors shall be convened and chaired by the President.

2. The notice of convocation of a meeting of the Board of Directors shall be given to each director and statutory auditor at least three (3) days prior to the day set for such meeting; provided, however, that this period may be further shortened under pressing circumstances.


Article 23.    (Representative Director and Directors with Specific Titles)
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1.   The representative directors shall be appointed by a resolution of the
Board of Directors and shall respectively represent the Company.

2. By a resolution of the Board of Directors, the Company may appoint one Chairman and one President, and one or more Managing Director(s).


Article 24.    (Method of Resolution of the Meeting of the Board of Directors)
-----------

     A resolution of the Board of Directors shall be adopted by a majority vote of the directors present at the meeting at which a majority of the directors are present.


Article 25.    (Remuneration and Retirement Allowances)
-----------

     The remuneration and retirement allowances for directors shall be determined in a general meeting of shareholders.

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        CHAPTER V. STATUTORY AUDITORS AND THE BOARD OF STATUTORY AUDITORS


Article 26.    (Number of Statutory Auditors)
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     The Company shall have three (3) or more statutory auditors.


Article 27.    (Election of Statutory Auditors)
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     Statutory auditors shall be elected by a majority vote of shareholders present at a general meeting of shareholders where shareholders representing one third (1/3) or more of the total number of issued shares with voting rights are present.


Article 28.    (Term of Office of Statutory Auditors)
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1.   The term of office of statutory auditors shall expire at the close of the ordinary general meeting of shareholders in relation to the last settlement of accounts within three (3) years following their assumption of office.

2. The term of office of a statutory auditor elected to fill a vacancy shall expire at such time as the term of office of his/her predecessor would otherwise expire.


Article 29.    (Full-time Statutory Auditors)
-----------

     The statutory auditors shall appoint a full-time statutory auditor(s) from among themselves. A standing statutory auditor(s) may be appointed from among full-time statutory auditors through mutual consultation among statutory auditors.


Article 30.    (Procedures for Convocation of the Meeting of the Board of
-----------    Statutory Auditors)

     A notice of the convocation of a meeting of the Board of Statutory Auditors shall be given to each statutory auditor at least three (3) days prior to the date set for such meeting;
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provided, however, that such period may be shortened under pressing circumstances.

Article 31.    (Remuneration and Retirement Allowances for Statutory Auditors)
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     The remuneration and retirement allowances for statutory auditors shall be determined in a general meeting of shareholders.


                             CHAPTER VI. ACCOUNTING

Article 32.    (Fiscal Year)
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     The fiscal year of the Company shall commence on April 1 of each year and end on March 31 of the following year.

Article 33.    (Fixing of Shareholders for Payment of Dividends)
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     Dividends shall be paid to the shareholders or pledgees who are recorded in the last register of shareholders as of March 31 of each year, or the holders of fractional shares who are recorded in the last original register of fractional shares as of the same date or who deposited their fractional share certificates with the Company as of such date.

Article 34.    (Interim Dividends)
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     The Company may, by resolution of the Board of Directors, pay interim dividends to shareholders or pledgees recorded in the last register of shareholders as of September 30 in each year or the holders of fractional shares recorded in the last original register of fractional shares as of the same day or deposited their fractional share certificates with the Company as of such date.

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Article 35.    (Dividends on Shares issued upon Conversion of Convertible Bonds)
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     The initial dividends and interim dividends on shares issued upon conversion of convertible bonds and fractional shares issued therewith shall be paid, assuming that the conversion took place on April 1 if such conversion request is made during the period from April 1 to September 30 or on October 1 if such conversion request is made during the period from October 1 to March 31 of the following year.

Article 36.    (Prescription Period of Dividends)
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1.   In case dividends or interim dividends remain unclaimed for three (3) full years after the first date of payment, the Company shall be relieved from the obligation to make payment thereof.

2. No interest shall accrue on the outstanding dividends provided for in the preceding paragraph.

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